Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Old National Bancorp on Form S-8 of our report dated February 24, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which report appears in Old National Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011.

Crowe Horwath LLP

Louisville, Kentucky

September 18, 2012